UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2010 (December 2, 2010)
ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 750-0064
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.
On December 2, 2010, the board of directors of Allied Healthcare International Inc. (the “Company”) authorized the amendment and restatement of the by-laws of the Company, effective as of such date. The changes effected by the amendment and restatement of the by-laws of the Company are set forth below. (All section references are to the sections of the Amended and Restated By-laws of the Company.) Exhibit 3.2 attached to this Form 8-K contains a marked copy of the Amended and Restated By-laws of the Company that shows the changes from the by-laws previously in effect.
• The percentage of stockholders required to call a special meeting of stockholders has been changed from 10% to 25%. (Section 1.2)
• New by-laws have been added requiring a stockholder to provide advance notice to the Company of its intent to bring business before a meeting of stockholders (Section 1.3) and to provide advance notice to the Company of its intent to nominate a director. (Section 1.4). Under the new by-laws:
•	Stockholders who desire to bring business at an annual meeting of stockholders or nominate a director are required to provide the Company with notice no less than 90 days and no more than 120 days prior to the first anniversary of the previous year’s annual meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received by the Company no later than the 10th day following the earlier of the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.
•	Stockholders who desire to bring business at a meeting of stockholders or nominate a director are required to disclose to the Company, among other things, all ownership interests, hedges, economic incentives and rights to vote any securities of the Company.
•	Stockholders who desire to nominate a director are required to disclose to the Company the same information about a proposed director nominee that would be required in a proxy statement under the federal securities laws.
•	Stockholders who desire to bring business at a meeting of stockholders or nominate directors are required to provide the Company with a description of all arrangements and understandings between the proposing stockholder and any other person in connection with the proposed item of business or the director nomination.
•	The requirements set forth in the Amended and Restated By-laws apply to all stockholder proposals, other than stockholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which provides certain different procedural requirements).
• The by-laws previously provided that notice of a meeting of stockholders must be given no less than 10 nor more than 50 days prior to the meeting. This provision of the by-laws has been amended to provide that notice must be given no less than 10 nor more than 60 days prior to the meeting, consistent with the New York Business Corporation Law. (Section 1.5(a)) Similar changes have been made to a number of other by-law provisions. (Sections 1.8, 1.9(a) and 1.9(c))
• The by-laws have been amended to delete the provision allowing stockholders or directors to remove a director without cause. (Section 2.2)
• The by-laws have been amended to provide that only directors can fill vacancies in the board of directors. (Section 2.3) Previously the by-laws provided that either stockholders or directors could fill vacancies.
• The indemnification provisions of the by-laws have been amended to provide that no repeal or modification of such provisions shall adversely affect the rights of any person existing at the time of the repeal or modification. (Section 8.2(e))

• The by-laws have been amended throughout in order to (a) clarify language, (b) conform them to other provisions of the by-laws or to the New York Business Corporation Law or (c) make non-substantive changes.
The foregoing description of the amendments to the by-laws of the Company is qualified by reference to the Amended and Restated By-laws of the Company, which are attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits:

3.1	Amended and Restated By-laws of Allied Healthcare International Inc.

3.2	Marked copy of Amended and Restated By-Laws of Allied Healthcare International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 8, 2010

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller